Exhibit 11

December 29, 2020

RAD Diversified REIT, Inc.

211 North Lois Avenue

Tampa, Florida 33609

RE: RAD Diversified REIT, Inc. | 2018 & 2019 Audited Financial Statements

Dear Sir/Madam,

Kho & Patel, CPA’s hereby provide consent to RAD Diversified REIT, Inc. and its attorney to use our audited financial statement reports for the years ended December 31, 2018 & 2019 to file with the U.S. Securities and Exchange Commission. Please contact us directly at (909) 971-1000 x207 should you have any questions or need further clarification. Thank you.

KHO & PATEL
A Professional Corporation

/s/ Douglas E. Faulkner, Jr., CPA

Douglas E. Faulkner, Jr., CPA